Exhibit (a)(10)
                                                               Power of Attorney

                                POWER OF ATTORNEY

The undersigned does hereby constitute and appoint William C. Murtha his true and lawful attorney-in-fact and agent with full power of substitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Tender Offer Statements, and any and all amendments thereto, relating to the stock option exchange program of Sun International Hotels Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ John R. Allison
---------------------------
John R. Allison
Executive Vice President, Chief Financial Officer
and Secretary

May 24, 2002